Exhibit 1.6

FORM NO. 7a Registration No. 45524 BERMUDA CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of Brookfield Renewable Partners Limited was delivered to the Registrar of Companies on the 23rd day of November 2011 in accordance with section 45(3) of the Companies Act 1981 ("the Act"). Given under my hand and Seal of the REGISTRAR OF COMPANIES this 25111 day of November 2011 for Registrar of Companies Capital prior to increase: -U=...;;:;S-=$ _::_0::;_0_;:;...:....;'.--=-us$_----= 1 :..>, ...::_::;_.::._2]c:.._::....::.....:....::....::.. Amount of increase: Present Capital: US$_---=2::..1...,0: ::....:::...:::..:2=0.:=-0-=--=.--=:....:::.